UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 7, 2018

NORTHERN POWER SYSTEMS CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-55184	98-1181717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road, Barre, Vermont 05641
(Address of Principal Executive Offices) (Zip Code)

(802) 461-2955
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Resignation from the Board, Departure of President and Chief Operation Officer and Appointment of Chief Financial Officer

 On August 7, 2018, Ciel R. Caldwell, the Company’s President and Chief Operating Officer and current interim Chief Financial Officer, announced her intention to resign as President and Chief Operating Officer of Northern Power System Corp. (the “Company”), effective immediately, but indicated she would remain with the Company to focus exclusively on carrying out her role and responsibilities as Chief Financial Officer of the Company. In connection with Ms. Caldwell’s resignation as the Company’s President and Chief Operating Officer, Ms. Caldwell, on August 7, 2018, provided the Company with notice of her resignation from the Board of Directors effective immediately. Ms. Caldwell has served on the Board since 2016.

 Ms. Caldwell assumed the position of Interim Chief Financial Officer, effective July 27, 2018, and on August 7, 2018, the Board of Directors of the Company appointed Ciel R. Caldwell, the Company’s Chief Financial Officer, effective immediately. Ms. Caldwell previously has served as the Company’s Chief Financial Officer from February 2013 until May 2016. From May 2016 to August 2016, Ms. Caldwell served as the Company’s Senior Vice President for Operations and Finance. Ms. Caldwell joined the Company in February of 2011. Ms. Caldwell began her career at PricewaterhouseCoopers and holds a B.S. in Accounting from Babson College.

 There are no family relationships between Ms. Caldwell and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

 In connection with Ms. Caldwell appointment as Chief Financial Officer, the Company and Ms. Caldwell amended the terms and conditions of that certain Employment Agreement dated February 1, 2013 between Ms. Caldwell and the Company.

 Appointment of Interim Co-Chief Executive Officers

 On August 7, 2018, the Board of Directors of the Company appointed William St. Lawrence and Reinout G. Oussoren as Interim Co-Chief Executive Officers of the Company.

 Mr. St. Lawrence joined the Company in March of 2017 as its General Counsel and assumed the additional responsibilities of Vice President of Business Development six months thereafter. From 2012 to 2017, he served as the General Counsel and Chief Administrative Officer of Northeast Wireless Networks, LLC, a private equity backed company that designs, builds and operates cellular networks in rural US markets. Prior to joining Northeast Wireless, he acted as Legal and Corporate/ Business Development Officer for a significant family office and a variety of venture backed companies. Mr. St. Lawrence began his legal career in the New York office of Heller Ehrman where he represented venture funds, venture-backed companies and investments banks, including Allen & Company, in connection with M&A, public offerings, securities compliance, financings and general commercial matters. Mr. St. Lawrence is a graduate of Hobart College and the University of Maine School of Law.

 Mr. Oussoren joined the Company in September 2009 and has served in a variety of roles with the Company and most recently as the Company’s Vice President of Global Sales. Mr. Oussoren brings more than 20 years of commercial and operational leadership experience to the Company from a variety of international organizations. Prior to joining the Company, Mr. Oussoren served in a variety of capacities at General Electric Company, including the Global Sales Leader for GE Energy’s Membrane Technologies and Sales Leader and General Manager for GE Environmental Services in Europe, following GE’s 2004 acquisition of BHA Group Holdings, Inc. At BHA Group Holdings, Inc., Mr. Oussoren served as General Manager – Europe and member of the executive team from 1994 to 2004 following the successful sale of his personal business, SF Air Filtration AG, a leading supplier of filtration parts and components, to BHA Group. Mr. Oussoren has a mechanical engineering degree from MTS in the Netherlands, holds various international patents and completed coursework in strategic marketing and management.

 There are no family relationships between Mr. St. Lawrence or Mr. Oussoren and any director or executive officer of the Company, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

No new compensatory or severance arrangements were entered into in connection with the appointment of Mr. St. Lawrence or Mr. Oussoren as Interim Co-Chief Executive Officer.

 Employment Agreement - Reinout Oussoren

 The Company’s wholly-owned subsidiary, Northern Power Systems, Inc., and Mr. Oussoren entered into an Employment Agreement dated September 11, 2009 when Mr. Oussoren joined the Company as its Managing Director, Europe. The Employment Agreement provides Mr. Oussoren with the following compensation and benefits:

 ☐ Base Salary. A Base Salary of $225,000 annually, subject to any increases by the Company’s Board of Directors. Mr. Oussoren’s current Base Salary is approximately $255,000.

 ☐ Bonus. Mr. Oussoren, at the discretion of the Board of Directors of the Company, is entitled to an annual cash bonus, targeted at least 35%. The Bonus is based satisfying established goals and objectives and the Company’s then current Commission Plan.

 ☐ Stock Options. On the commencement of the Employment Agreement, the Company granted Mr. Oussoren options to purchase 50,000 shares of the Company’s parent company, Northern Power Systems Corp.

 ☐ Car Allowance. The Company provides Mr. Oussoren a monthly automobile allowance of $1,000.

 The Employment Agreement further provides that Mr. Oussoren’s employment with the Company may terminate for any of the following reasons, with or without prior notice:

 ☐ Cause. The Company may terminate Mr. Oussoren for any act or omission that constitutes “Cause”. Under the Employment Agreement, Cause means (i) employee’s willful failure substantially to perform his duties and responsibilities to the Company or a deliberate violation of a material Company policy; (ii) employee’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by employee of any proprietary information or trade secrets of the Company or any other party to who, employee owes a obligation of nondisclosure as a result of his relationship with the Company; or (v) employee’s willful and material breach of his obligations under the Assignment of Inventions, Non-Disclosure and Non-Competition Agreement between the employee and the Company.

 ☐ Without Cause, Death or Disability. The Company may terminate the Employee without Cause or because of employee’s death or Disability. Under the Employment Agreement, “Disability” mean employee’s failure to substantially perform his duties hereunder because of illness or injury for either four (4) consecutive months or an aggregate of six (6) month in any rolling twelve (12) month period, as determined in the reasonable judgment of an independent qualified physician selected by the Company to whom employee or his personal representative (as the case maybe) has no reasonable objection.

 ☐ Resignation. The employee may resign from the Company, provided that in the case of such resignation, Employee, provided the Company with at least 60 days prior written notice and upon receipt of such notice, the Company may elect in its discretion to terminate the employment of the employee at any time following such notice. In the event the Company elects to terminate the employee following the notice, employees base salary and benefits, if any, shall continue during the notice period.

 Payments

 Upon the termination of employee’s employment by the Company for Cause, the employee shall be paid any unpaid Base Salary and vacation accrual due and owed for the period prior to termination and any outstanding expense reimbursement (“Accrued Obligations”).

 Upon the termination of employee’s employment by the Company because of employee’s death or Disability or resignation by the employee, the Employee (or in the event of death, the employee’s estate) shall be paid the Accrued Obligations, any bonus which had been award to employee but not yet paid on the date of termination and a pro-rated bonus for the year in which the termination occurs for the performance through the date of termination, as determined in good faith by the Compensation Committee and Board.

 Upon the termination of employee’s employment by the Company for without Cause, the employee shall be paid the Accrued Obligations, any bonus which had been award to employee but not yet paid on the date of termination and a pro-rated bonus for the year in which the termination occurs for the performance through the date of termination, as determined in good faith by the Compensation Committee and Board. The Company shall also provide the employee severance for three (3) months from termination or, if sooner, upon the commencement of subsequent employment as follows: (i) the Base Salary in effect at the time, payable in three (3) installments over the Severance Period; and (ii) all social security and pension plan, health and dental benefits, including COBRA continuation (coverage for employee and his eligible dependents).

 The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this report.

Exhibit Number	Description

10.1	Employment Side Letter between the Company and Ciel R. Caldwell dated August 7, 2018
10.2	Employment Agreement between Northern Power Systems Inc. and Reinout Oussoren dated September 11, 2009
99.1	Press release, dated August 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: August 7, 2018	By:	/s/ William St. Lawrence
William St. Lawrence
Co-Chief Executive Officer